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                                                                    EXHIBIT 23.7



The Board of Directors


The Cable Partnerships of Country Cable Co. and Knight-Ridder Cablevision, Inc.:



     We consent to the incorporation by reference in the registration statement (No. 33-54263) on Form S-4 of TCI/Liberty Holding Company of our reports, dated January 28, 1994, relating to the combined balance sheets of The Cable Partnerships of Country Cable Co. and Knight-Ridder Cablevision, Inc. as of December 31, 1993 and 1992, and the related consolidated statements of earnings, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1993, and the related financial statement schedules, which reports appear in the annual report on Form 10-K of Liberty Media Corporation for the year ended December 31, 1993, as amended, incorporated by reference herein. We also consent to the reference to our firm under the heading "Experts" in the registration statement.



     Our reports refer to a change in the method of accounting for income taxes.



                                          KPMG PEAT MARWICK



Princeton, New Jersey


June 27, 1994